                              UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2006

                                COMPUPRINT, INC.
             (Exact name of registrant as specified in its charter)

       NORTH CAROLINA              333-90272           56-1940918
(State or other jurisdiction      (Commission         (IRS Employer
      of incorporation)           File Number)      Identification No.)

              99 Park Avenue, 16th Floor, New York, New York 10016
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 286-9197

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.313e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Further Modification to Protocol Agreement

On August 8, 2006, CompuPrint, Inc., and its subsidiaries, Terra Insight
Corporation and Terra Resources, Inc. (collectively, the "Company") entered into an agreement with Kiev Investment Group and Enficon Establishment, entitled
Further Modification to Protocol Agreement, dated as of August 4, 2006 (the
"Further Modification"). The Further Modification relates to, modifies, amends and supplements the terms of the parties' Protocol Agreement dated April 5, 2006
(the "Protocol") and Modification to Protocol Agreement entered June 16, 2006
(the "Modification"). The Further Modification was made without prejudice to rights under the Protocol Agreement as previously modified.

Pursuant to the Modification Agreement, among other things:

     (1)  Kiev Investment Group agreed to cure the breaches of its commitments under the Protocol Agreement within two weeks of receipt from notice of the Company of a specified level of oil production from a well in
          Texas (the "Bellows Well"); and
     (2)  Kiev Investment Group agreed to deposit in escrow with the Company
          $900,000, to be received on or before the earlier of July 10, 2006 or within 48 hours of written notice, whichever occured first, to be used to fund completion costs of a test well being drilled in Nevada (the
          "Sage Well"). The deposit has not been paid into escrow. In the event of approved increases for expenditure as to the Sage Well, Kiev
          Investment Group agreed to provide the funding for such increases in a reasonably prompt manner. A cash call was made, and, on July 19, 2006,
          Kiev Investment Group and Enficon Establishment paid $350,000 pursuant to the cash call in connection with the Sage Well.

The Company agreed to the Further Modification, also without prejudice, and provided Kiev Investment Group and Enficon Establishment agreed to fund the
$680,000 cash call, which was made on July 31, 2006, and other cash calls, and to provide the funding pursuant to the Protocol, particularly the non-debt securities purchases from the Company shortly after the Sage Well completion decision.

In furtherance of the Further Modification, on August 10, 2006, Kiev Investment
Group paid the $680,000 cash call in connection with the Sage Well. Under the
Further Modification, all rights were reserved, and the parties agreed to modify the payout structure with respect to revenues derived from the Sage Well, such that:

     (1)  investments for the Bellows Well in TexTerra Exploration Partners, LP
          and investments in Tierra Nevada Exploration Partnerss, LP for the
          Sage Well are first fully recouped;
     (2)  thereafter, the Company will receive payment of its 5% overriding royalty; and
     (3)  thereafter, the remaining revenues are to be allocated 75% to Kiev
          Investment Group and 25% to the Company.

Kiev Investment Group informed the Company that it is prepared to perform its contractual obligations to purchase the Company's non-debt securities pursuant to the Protocol if the Sage Well physically proves to be commercial, and does not intend to purchase the non-debt securities until after the Sage Well starts producing oil, unless during tests significantly higher future production volume or substantial reserves are ascertained. Kiev Investment Group further informed the Company that if the Sage Well is not commercially viable, Kiev Investment
Group would ask the Company for repayment of all convertible debentures at maturity and the return of its investment in the projects. Alternatively, if
Kiev Investment Group and/or Enficon Establishment chose not to provide the further funding set forth in the Protocol after the Sage Well completion decision, but otherwise fulfill their contractual obligations, Kiev Investment
Group and Enficon Establishment would receive the 75% revenue allocation for the life of the Sage Well.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS

Exhibit     Description
Number      of Exhibit
-------     -----------

10.1*       Further Modification to Protocol Agreement, entered August 8, 2006
-----
*  Filed herewith.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         COMPUPRINT, INC.

Date: August 14, 2006
                                         By: /s/ Roman Rozenberg
                                            --------------------
                                         Roman Rozenberg
                                         Chief Executive Officer

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